EXHIBIT 10.1
Execution Copy
DEEPWATER HORIZON OIL SPILL TRUST
     TRUST AGREEMENT dated as of August 6, 2010 (this “Agreement”) among (i) BP EXPLORATION & PRODUCTION INC., a Delaware corporation (“BPEP”), as grantor (together with any successor-in-interest thereto, the “Grantor”), (ii) JOHN S. MARTIN, JR., and KENT D. SYVERUD, as individual trustees (each (together with any successor to such Trustee), an “Individual Trustee” and, collectively (together with any successors to such Trustees), the “Individual Trustees”) and (iii) CITIGROUP TRUST-DELAWARE, N.A., as corporate trustee (together with any successor corporate trustee, the “Corporate Trustee” and together with the Individual Trustees, each a “Trustee” and, collectively, the “Trustees”).
RECITALS
     1. The Grantor has unknown potential liabilities under federal, state and local law for damages arising from or related to the oil spill caused by the explosion at the Deepwater Horizon oil rig in the Gulf of Mexico (the “Oil Spill”), including claims under the Oil Pollution Act, natural resource damages and related costs (including assessment costs), state and local government response costs and certain other claims for damages.
     2. The Grantor has established the Gulf Coast Claims Facility (the “GCCF”) to be administered by Kenneth R. Feinberg (Mr. Feinberg and any successor administrator of the GCCF, the “GCCF Administrator”) for the purpose of administering, mediating and settling certain of the Damage Claims (as defined below).
     3. “Damage Claims” shall be limited to amounts owed by the Grantor pursuant to: (i) claims resolved and settled by the GCCF (“GCCF Claims”); (ii) amounts owed by the Grantor pursuant to final judgments or settlement agreements that are resolved outside of the GCCF process and relate to the Oil Spill (“Other Resolved Claims”); (iii) natural resource damage costs (including assessment costs) pertaining to the Oil Spill (“NRD Claims”); and (iv) state and local government response costs pertaining to the Oil Spill (“Government Response Costs”). Notwithstanding the foregoing, Damage Claims shall not include the amounts for any fines and penalties or the amounts of any claims by partners, subsidiaries, affiliates, shareholders, noteholders, customers, operators or suppliers of the Grantor or its affiliates in their capacity as such.
     4. To provide funds to be used to satisfy resolved Damage Claims, the Grantor has irrevocably agreed (i) to establish the trust created hereunder (the “Trust”) for the benefit of the holders of resolved Damage Claims (the “Beneficiaries”), (ii) to contribute $20 billion to the Trust in accordance with this Agreement, and (iii) to provide collateral to secure its obligations hereunder as provided in Article II hereof. The Corporate Trustee is willing to accept the Contributions (as defined below) and to hold custody to such assets through its affiliate, Citibank, N.A. (the “Lead Paying Agent”), when such Contributions are made to the Trust, and the Lead Paying Agent, by executing the Joinder to this Agreement provided at the end hereof, agrees to serve as paying agent for the Trust in distributing the Trust’s assets to pay resolved Damage Claims to Beneficiaries as provided herein.

     5. Each of the Trustees willingly accepts the Trust hereby created and covenants to discharge faithfully their fiduciary duties hereunder, and the Lead Paying Agent is willing to provide the paying agent services contemplated herein.
     NOW, THEREFORE, the Grantor agrees to transfer property to the Trustees, IN TRUST, and the Trustees agree to accept such property and to hold, manage and distribute such property (the “Trust Fund”) under the terms of this Agreement.
ARTICLE I.
Creation of Trust; Trust Name
     The Grantor and the Trustees hereby create the Trust on the terms and conditions set forth herein for the benefit of the Beneficiaries. The Trust shall constitute an irrevocable common law trust under Delaware law. The Trust created hereunder may be referred to as the DEEPWATER HORIZON OIL SPILL TRUST.
ARTICLE II.
Contributions; Distributions; Trust Terms
     A. Contributions.
          1. The Grantor hereby irrevocably agrees to make cash contributions (the “Contributions”) to the Trust in the aggregate amount of TWENTY BILLION DOLLARS ($20,000,000,000) as follows:
               a. The Grantor shall contribute THREE BILLION DOLLARS ($3,000,000,000) to the Trust on or about August 9, 2010;
               b. The Grantor shall contribute an additional TWO BILLION DOLLARS ($2,000,000,000) to the Trust, in one or more installments, during the fourth calendar quarter of 2010 and by no later than December 31, 2010;
               c. The Grantor shall contribute an additional ONE BILLION TWO HUNDRED FIFTY MILLION DOLLARS ($1,250,000,000) to the Trust, in one or more installments, during and prior to the end of each calendar quarter commencing with the first calendar quarter of 2011 and continuing through the last calendar quarter of 2013.
          2. The Grantor shall have the right, but not the obligation, to prepay any of the Contributions prior to the applicable calendar quarter for such Contribution. To the extent any Contribution made during any calendar quarter exceeds the amount required to be made in such calendar quarter (each a “Prepaid Amount”), such Prepaid Amount shall be credited against the Grantor’s obligation to make Contributions in subsequent calendar quarters on a forward chronological basis.
          3. All Contributions shall be deposited in one or more trust accounts for which the Corporate Trustee or the Lead Paying Agent acts as custodian (collectively, the “Payment Account”), and the Trustees hereby agree to accept the Contributions as provided herein. The Corporate Trustee and the Lead Paying Agent shall enter into an arrangement with one or more banks with branch networks located in Louisiana, Alabama, Mississippi and Florida (each a “Local Bank”), which initially shall be Whitney National Bank, so that checks drawn in payment of certain GCCF Claims under this Agreement are eligible to be cashed or deposited in branches of such Local Banks in such manner as to expedite Beneficiary access to such funds. In connection with such arrangement the Corporate Trustee and the Lead Paying Agent may keep funds on deposit with such Local Banks to expedite access to funds by Beneficiaries. The Corporate Trustee shall be required to reimburse the Trust for any uninsured loss experienced by the Trust from such deposits or for any other losses experienced by the Trust due to the actions or inactions of Whitney National Bank pursuant to the foregoing arrangement; provided, however, that the Corporate Trustee shall not be required to reimburse the Trust for losses experienced by the Trust due to the actions or inactions of Whitney National Bank to the extent such actions or inactions satisfy the standard of care to which the Corporate Trustee is subject under this Agreement. In the event Whitney National Bank is no longer able or willing to provide the services described above, the Corporate Trustee will use commercially reasonable efforts to enter into a similar arrangement with one or more other Local Banks that provide similar geographic distribution in Louisiana, Alabama, Mississippi and Florida.
          4. All amounts held in the Payment Account shall be held and distributed pursuant to the terms and conditions of this Agreement. The Corporate Trustee shall provide or cause the Lead Paying Agent to provide the Individual Trustees and the Grantor with a written confirmation of all Contributions received by it under this Agreement within two Business Days of such receipt.
          5. The Corporate Trustee’s wire transfer instructions for each Contribution are as follows:
Citibank, N.A.
ABA # 021000089
Account #: 36855852
F/B/O: Escrow Concentration A/C
Ref: A/C#798462
Obo and at the direction of BPEP in
satisfaction of certain obligations pursuant to the Trust
The Corporate Trustee may change such wire instructions by written notice to the Grantor in the manner provided in this Agreement.
          6. All amounts in the Payment Account shall be invested by the Corporate Trustee in accordance with this Agreement. All earnings from such investment shall be added to the Payment Account.
          7. The Corporate Trustee, on behalf of the Trust, may appoint any depository institution that, alone or with its affiliated depository institutions, has total capital and surplus of at least $50 billion or that, alone or with its affiliated institutions, has assets under management of at least $500 billion to serve as the Lead Paying Agent of the Trust. The initial Lead Paying Agent shall be Citibank, N.A. The Lead Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely as instructed by the Corporate Trustee for the purpose of making the distributions required to be made by the Corporate Trustee on behalf of the Trust in accordance with Article II, Section D of this Agreement. The Corporate Trustee may revoke such power and remove the Lead Paying Agent at any time. In the event that a Lead Paying Agent shall cease to act as such, the Corporate Trustee may appoint a successor Lead Paying Agent provided that it meets the qualifications set forth above in the first sentence. The Corporate Trustee shall cause such successor Lead Paying Agent appointed hereunder to execute and deliver to the Corporate Trustee a joinder to this Agreement in which such successor Lead Paying Agent shall agree with the Corporate Trustee that, as Lead Paying Agent, such successor Lead Paying Agent shall hold all sums, if any, held by it for payment to the Beneficiaries in trust for the benefit of the Beneficiaries entitled thereto until such sums shall be paid to such Beneficiaries. The Lead Paying Agent shall return all unclaimed funds to the Corporate Trustee upon the expiration of the applicable claims period and upon removal of a Lead Paying Agent such Lead Paying Agent shall also return all funds in its possession to the Corporate Trustee or, at the direction of the Corporate Trustee, to the successor Lead Paying Agent appointed hereunder.
     B. Collateral.
          1. To secure the payment and performance of its obligations to make the Contributions to the Trust hereunder, the Grantor hereby agrees to grant, convey, and/or assign to the Trust first priority perfected security interests in production payments pertaining to the Grantor’s U.S. oil and natural gas production (“Production Payments”) (which Production Payments shall be issued and held in a newly formed limited liability company subsidiary of the Grantor that shall have no business or operations other than holding such Production Payments) or a perfected security interest in other property mutually agreed to by the Grantor and the Individual Trustees (the “Collateral”), the terms and conditions of which shall be set forth in additional detail in one or more documents to be entered into by the Grantor and the Individual Trustees, on behalf of the Trust (the “Security Documents”), provided that any security interest in the Production Payments will be subject to the operating agreement applicable to such production. The Grantor and the Individual Trustees agree to negotiate in good faith the Security Documents and enter into the same as soon as practicable hereunder, it being understood that the Security Documents shall contain such representations, warranties, covenants, remedies and other terms and conditions as shall be reasonably satisfactory to both the Grantor and the Individual Trustees.
          2. In the event the Collateral provided by the Grantor under the Security Documents consists solely of Production Payments, its value will be routinely tested at such times and in such manner as shall be agreed to by the Grantor and the Individual Trustees and set forth in the Security Documents. If upon any such valuation, the value of the Collateral then held by the Trustees is less than the value of the then-unpaid Contributions (a “Valuation Gap”), then the Grantor shall grant, convey, and/or assign perfected security interests in additional property (“Additional Collateral,” which upon its grant shall be included in the term “Collateral” hereunder) so that the sum of the value of the Collateral (including the Additional Collateral) is at least equal to the value of the then-unpaid Contributions. Such grant, conveyance or assignment shall be effected by the Grantor within thirty (30) days of the date on which the corresponding valuation was completed or such later date as is reasonably necessary for the Individual Trustees to value and accept such Additional Collateral and for the Grantor and the Individual Trustees thereafter to document and perfect the Trust’s security interest therein. The Security Documents shall further provide that if Additional Collateral is granted as described above, such Additional Collateral shall later be released by the Trust to the extent it later results in the value of the Collateral (including the Additional Collateral) exceeding the value of the then-unpaid Contributions. Additional terms and conditions of such conveyance(s) shall be set forth in the Security Documents, which shall be reasonably satisfactory to the Grantor and the Individual Trustees. Nothing contained in this Article II, Section B2 shall limit the terms that may be negotiated by the Individual Trustees in respect of any collateral other than Production Payments. In the event the Grantor and the Individual Trustees agree that the Collateral will consist of Production Payments and other property and such other property is not subject to revaluation and will have a constant value for all purposes, the Production Payments will be subject to a valuation testing process comparable to that described above, and if such testing process demonstrates a Valuation Gap in respect to the portion of the Collateral consisting of the Production Payment, the Grantor will provide Additional Collateral in a manner comparable to that provided above, in all respects in accordance with the terms and conditions that may be agreed to by the Grantor and the Individual Trustees.
          3. The Individual Trustees are hereby authorized to negotiate and finalize and execute, deliver and perform the Security Documents, all documents contemplated thereby, and the terms of any other Collateral to be pledged or assigned to the Trust. The Individual Trustees have agreed to accept on behalf of the Trust the security interests to be granted pursuant to the Security Documents.
     C. During the Trust Term. During the Trust Term (as defined below), the Trustees shall administer the Trust as follows:
          1. The Trustees shall distribute the principal, and net income, if any, of the Trust, up to the whole thereof, to or for the benefit of the Beneficiaries in satisfaction of the Grantor’s legal obligations to the Beneficiaries and shall effect such distributions through the Corporate Trustee, the Lead Paying Agent or the GCCF Paying Agent. Pursuant to 12 Delaware Code § 3313, the Grantor hereby grants the Authorized Persons (as defined in Article IX, Section A, below), as specified in this Agreement, the authority to direct the Trustees as to the timing, amount and payment of all distributions from the Trust Fund, and the Trustees shall follow the directions of the Authorized Persons and make or cause to be made any and all directed distributions. On behalf of the Trustees, the Corporate Trustee, without the consent or approval of any other Trustee, shall make, or cause the Lead Paying Agent to make, such distributions from the Payment Account, pursuant to Article II, Section D, below in accordance with the instructions received by an Authorized Person thereunder.
          2. Any net income from the Trust Fund not so distributed shall be accumulated and added to the principal of the Trust Fund.
          3. The Trustees shall enforce their rights under this Agreement and the Individual Trustees shall enforce their rights under the Security Documents. Except as otherwise provided hereunder, any right of the Trust hereunder that pertains to matters within the authority of the Corporate Trustee hereunder may be enforced by the Corporate Trustee acting alone, and any right of the Trust hereunder that pertains to any other matter, as well as any rights of the

Trust under the Security Documents, may be exercised or enforced by any Individual Trustee acting alone. To the extent the Grantor breaches any of its obligations hereunder or under the Security Documents, the Grantor shall reimburse the Trustees and the Trust for any reasonable out-of-pocket costs (including reasonable attorneys’ fees and other professional fees) incurred by them in enforcing or in connection with enforcing such obligations. To the extent not reimbursed by the Grantor, such out-of-pocket expenses may be advanced out of the Trust Fund, which will then have a right of recovery against the Grantor which may be enforced by the Corporate Trustee with respect to this Agreement and by the Individual Trustees with respect to the Security Documents.
          4. If the Grantor breaches any of its obligations to make Contributions hereunder and such breach is not cured within ten (10) Business Days after its occurrence, the Individual Trustees shall have the right to declare all of the Contributions then unmade immediately due and payable to the Trust and to exercise all rights and remedies under this Agreement and the Security Documents including the right to foreclose on, sell or take possession of any Collateral, as shall be described in the Security Documents. All obligations shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Grantor. Upon satisfaction in full by the Grantor of its obligations to make the Contributions to the Trust or the Expiration Date, whichever is earlier, the Individual Trustees shall promptly release in full all liens, encumbrances and other rights they may have in respect of the Collateral or under the Security Documents and the Security Documents shall terminate.
     D. Distributions.
          1. The Corporate Trustee, on behalf of the Trust, and the Lead Paying Agent shall enter into a paying agent arrangement (the “GCCF Paying Agent Arrangement”) with a claims administrator selected by the GCCF Administrator, after consultation with the Grantor, which shall initially be Garden City Group, Inc. (the “GCCF Paying Agent”). The GCCF Paying Agent Arrangement will, subject to agreements with the GCCF Paying Agent, provide for (i) the ability of the GCCF Paying Agent to draw checks or funds on the Payment Account as directed by a GCCF Authorized Person (as defined below) to effect distributions to GCCF Beneficiaries (as defined below) in satisfaction of GCCF Claims, (ii) the preparation and processing by the GCCF Paying Agent of Internal Revenue Service (“IRS”) Forms 1099-MISC and 1042-S in respect of such distributions (to the extent required by law), (iii) the withholding of all taxes as required by law or permitted pursuant to this Agreement, (iv) other related tasks, and (v) the instruction for draws of funds or payment of checks drawn on the Payment Account on behalf of the GCCF Administrator (which, for avoidance of doubt, will be treated as a GCCF Distribution Notice signed by a GCCF Authorized Person). The GCCF Paying Agent shall be required to provide the Corporate Trustee with monthly reports regarding distributions made to GCCF Beneficiaries in respect of GCCF Claims in such form as may be reasonably requested by the Individual Trustees and the Grantor. Promptly thereafter, the Corporate Trustee shall provide copies of such reports to the Individual Trustees and to the Grantor.
          2. As an alternative to the use of the GCCF Paying Agent, at the option of the GCCF Administrator, the GCCF Administrator shall have the authority to direct the Corporate Trustee to make, through the Lead Paying Agent, distributions directly to a GCCF

Beneficiary in respect of a GCCF Claim as provided in this Article II, Section D2. Upon receipt by the Corporate Trustee and the Lead Paying Agent of a notice (each, a “GCCF Distribution Notice”) signed by one or more GCCF Authorized Persons setting forth (i) the name of one or more persons entitled to receive a distribution from the Payment Account (each, a “GCCF Beneficiary”), (ii) the amount to be distributed from the Payment Account to each such GCCF Beneficiary (each, a “GCCF Distribution Amount”), (iii) the means (check or wire transfer) by which each such GCCF Distribution Amount is to be paid, (iv) the address of any GCCF Beneficiary, (v) the account information of any GCCF Beneficiary that is to be paid by wire transfer, and (vi) the Tax Information (as defined below) for the GCCF Beneficiary, the Corporate Trustee shall distribute or cause the Lead Paying Agent to distribute, as promptly as practicable, from the Payment Account to each such GCCF Beneficiary (by the means indicated by the applicable GCCF Distribution Notice) the applicable GCCF Distribution Amount.
          3. Upon receipt by the Corporate Trustee and the Lead Paying Agent of a notice (each, an “Other Resolved Claims Distribution Notice”) signed by one or more Grantor Authorized Persons (as defined below) setting forth (i) the name of one or more persons entitled to receive a distribution from the Payment Account (each, an “Other Resolved Claims Beneficiary”), (ii) the amount to be distributed from the Payment Account to each such Other Resolved Claims Beneficiary (each, an “Other Resolved Claims Distribution Amount”), (iii) the means (check or wire transfer) by which each such Other Resolved Claims Distribution Amount is to be paid, (iv) the address of any Other Resolved Claims Beneficiary that is to be paid by check, (v) the account information of any Other Resolved Claims Beneficiary that is to be paid by wire transfer, (vi) the Tax Information for the Other Resolved Claims Beneficiary, and (vii) a copy of the relevant judgment or settlement agreement to which the Other Resolved Claims Distribution Amount relates, the Corporate Trustee shall distribute, or cause the Lead Paying Agent to distribute, as promptly as practicable, from the Payment Account to each such Other Resolved Claims Beneficiary (by the means indicated by the applicable Other Resolved Claims Distribution Notice) the applicable Other Resolved Claims Distribution Amount. The Corporate Trustee shall have no obligation to confirm the validity or enforceability of any judgment or settlement agreement accompanying an Other Resolved Claims Distribution Notice or the consistency of the claim set forth in such Notice with such judgment or settlement agreement. In the event the Grantor becomes subject to any bankruptcy proceeding, the Individual Trustees, after consultation with the Corporate Trustee, shall seek direction from the bankruptcy court regarding alternative means of processing Other Resolved Claims.
          4. Upon receipt by the Corporate Trustee and the Lead Paying Agent of a notice (each, an “NRD Claims or Government Response Costs Distribution Notice”) signed by one or more Grantor Authorized Persons setting forth (i) the name of one or more persons entitled to receive a distribution from the Payment Account (each, an “NRD Claims or Government Response Costs Beneficiary”), (ii) the amount to be distributed from the Payment Account to each such NRD Claims or Government Response Costs Beneficiary (each, an “NRD Claims or Government Response Costs Distribution Amount”), (iii) the means (check or wire transfer) by which each such NRD Claims or Government Response Costs Distribution Amount is to be paid, (iv) the address of any NRD Claims or Government Response Costs Beneficiary that is to be paid by check, (v) the account information of any NRD Claims or Government Response Costs Beneficiary that is to be paid by wire transfer, (vi) the Tax Information for the NRD Claims or Government Response Costs Beneficiary, and (vii) supporting documentation showing that natural resource damage costs pertaining to the Oil Spill or state and local government response costs have been incurred (“Supporting Documentation”), the Corporate Trustee shall distribute or cause the Lead Paying Agent to distribute, as promptly as practicable, from the Payment Account to each such NRD Claims or Government Response Costs Beneficiary (by the means indicated by the applicable NRD Claims or Government Response Costs Distribution Notice) the applicable NRD Claims or Government Response Costs Distribution Amount. The Corporate Trustee shall have no obligation to confirm the validity of any Supporting Documentation accompanying a NRD Claims or Government Response Costs Distribution Notice or the consistency of the claim set forth in such Notice with such Supporting Documentation.
          5. Each GCCF Distribution Notice, Other Resolved Claims Distribution Notice, or NRD Claims or Government Response Costs Distribution Notice shall be delivered by such means as may be reasonably agreed to by the Corporate Trustee, which means may include hand delivery, facsimile delivery, entry into a data base on a dedicated web site or secure internet message. The Corporate Trustee shall use all commercially reasonable efforts to pay or cause to be paid GCCF Distribution Amounts required to be paid under Article II, Section D2 above on the same Business Day that it receives a GCCF Distribution Notice in respect thereof if such GCCF Distribution Notice is received by the Corporate Trustee by no later than 10:00 a.m. (Eastern Time) on such Business Day and in all other cases by the end of the next following Business Day. The Corporate Trustee shall use all commercially reasonable efforts to pay or cause to be paid all Other Resolved Claims Distribution Amounts and all NRD Claims or Government Response Costs Distribution Amounts within three Business Days after its receipt of the applicable Distribution Notice from a Grantor Authorized Person in the case of a Distribution Notice received from a Grantor Authorized Person or the expiration of the objection period described above in the case of an Other Resolved Claims Distribution Notice received from an Other Resolved Claims Beneficiary. The Corporate Trustee shall be required to make such distributions only to the extent that funds are available therefor in the Payment Account. In the event any resolved Damage Claims are not paid because of the limitation set forth in the immediately preceding sentence, the Corporate Trustee shall forward such claims to the Grantor for payment and notify the GCCF Administrator that such Damage Claim has been forwarded to the Grantor for payment.
          6. The Individual Trustees shall oversee and monitor the activities of the Corporate Trustee. The Corporate Trustee shall provide the Individual Trustees and the Grantor with weekly statements setting forth all distributions made pursuant to this Article II, Section D and monthly statements setting forth the remaining balances in the Payment Account and the value of investments thereof as of each such date and shall provide the Grantor such other access to the Trust’s accounts and claims files as may reasonably be requested for purposes of any insurance, indemnity, or other claim-related or other legitimate need of the Grantor.
          7. Distribution Priority. Upon receiving Notices issued pursuant to paragraph 2, 3, or 4 of this Article II, Section D representing claims the aggregate value of which exceeds the funds available therefor in the Payment Account and until such time as the Payment Account contains sufficient funds to make payments in full pursuant to such Notices, the Corporate Trustee shall make distributions first, on account of GCCF Distribution Notices; second, in the chronological order that they are received by the Corporate Trustee, on account of

Other Resolved Claims Distribution Notices; and third, in the chronological order that they are received by the Corporate Trustee, on account of NRD Claims or Government Response Costs Distribution Notices; provided, however, that the priority scheme described in this Article II, Section D7 shall not be deemed to alter to any extent or in any manner any payment priority afforded a Beneficiary under otherwise applicable law as such priority relates to recovery of such claim against the Grantor generally as opposed to through application of the funds in the Trust.
     E. Distribution at Expiration of Term of Trust. Upon the expiration of the Trust Term (as defined below), any assets then remaining in the Trust Fund, including the Payment Account, shall be distributed to the Grantor, provided that all amounts payable under any pending Distribution Notices have been paid in full or otherwise satisfied and that all Approved Expenses (as defined below) have been paid in full or otherwise satisfied, and the Trust shall terminate.
     F. Trust Term; Effectiveness of Trust Agreement. The term of the Trust (the “Trust Term”) shall commence on the date on which the Grantor makes its first cash contribution to the Trust and shall expire on the earlier of (i) the Expiration Date (as defined in Article IX below) and (ii) the date that is 30 years after the commencement of the Trust Term. This Agreement shall be effective upon its execution and delivery by the Grantor and the Corporate Trustee. If no Individual Trustee has been appointed at the time of such effectiveness, (i) this Agreement shall be effective and enforceable notwithstanding that this Agreement contemplates additional Individual Trustees as parties hereto and (ii) the Corporate Trustee shall have full power to act on behalf of the Trust in respect of any matter requiring action by the Corporate Trustee or by the Trustees in general. Until at least one Individual Trustee has been appointed, the Trust shall not be authorized to undertake any action that would require the approval of the Individual Trustees, and, upon their appointment by the Grantor, the initial Individual Trustees shall review the activities taken by the Corporate Trustee on behalf of the Trust prior to their appointment. Each Individual Trustee shall become a party to this Agreement upon his or her execution and delivery of a counterpart hereof. Notwithstanding Article III, in connection with the appointment of either of the initial Individual Trustees, the Grantor shall have the authority to amend any of the provisions of this Agreement that relate to the rights, duties or obligations of the Individual Trustees and to amend any additional provisions as required to effect conforming changes solely to accommodate comments thereon made by such initial Individual Trustee, without the consent of any Beneficiary; provided, however, that any such amendment shall not affect any of the Corporate Trustee’s material rights or obligations hereunder without the consent of the Corporate Trustee.
ARTICLE III.
Irrevocability
     This Agreement and the Trust created hereby shall be irrevocable. Except as provided herein or in Article II, Section F or in Article IX, Section F4, neither the Grantor, the Trustees nor the Beneficiaries shall have any right to alter this Agreement or amend it in any way. Notwithstanding the foregoing, the Trustees, however, shall have the fiduciary power, with the consent of the Grantor and without the consent of any Beneficiary, to amend this Agreement in any manner required for the sole purpose of ensuring that the Trust qualifies as a grantor trust for federal income tax purposes under Subpart E of Part I of Subchapter J of the Internal Revenue

Code. The Trustees shall also have the fiduciary power, without the consent of any Beneficiary, to amend the administrative and technical provisions of this Agreement in any manner that the Trustees deem appropriate for the proper or improved administration of the Trust. Notwithstanding anything to the contrary contained in this Article III, such amendments, however, shall not (i) change the irrevocability or purpose of the Trust, (ii) otherwise materially and adversely affect the distribution rights of the Beneficiaries under Article II, Section D hereof, or (iii) affect any of the Corporate Trustee’s material rights or obligations hereunder without the consent of the Corporate Trustee.
ARTICLE IV.
Limitation on Decanting Power
     Notwithstanding the common law, 12 Delaware Code § 3528, any other similar law that might apply to the Trust, and any provision herein to the contrary, the Trustees shall not exercise any power to appoint the Trust Fund in favor of the trustees of another trust without the express written consent of the Grantor.
ARTICLE V.
Grantor Trust Status
     The Grantor and the Trustees intend that the Trust established under this Agreement qualify as a grantor trust for federal income tax purposes under Subpart E of Part 1 of Subchapter J of the Code and the Treasury Regulations thereunder (the “Grantor Trust Rules”) of which the Grantor is treated for tax purposes as the sole owner, and the Grantor and the Trustees shall refrain from acting in a manner that is inconsistent with the Trust’s status as a grantor trust or the Grantor’s treatment as the sole owner of the Trust for tax purposes. Pursuant to the Grantor Trust Rules, the Grantor believes that the Trust qualifies for grantor trust status because the Grantor has established and funded the Trust for the purpose of distributing net income and principal of the Trust in discharge of the Grantor’s legal obligations to pay Damage Claims as those may be finally determined. Accordingly, the Grantor and the Trustees intend and the Grantor believes that the Trust established hereunder qualifies as a grantor trust for federal income tax purposes under Regulations § 1.677(a)-1(d). The Grantor and the Trustees further intend and the Grantor believes that the Trust is not a Qualified Settlement Fund within the meaning of the Regulations under Code § 468B, but, solely for the avoidance of any doubt, the Grantor agrees to timely make a protective election under Regulation § 1.468B-1(k).
ARTICLE VI.
Trustees
     A. Trustee Appointments; Removal.
          1. Anything herein to the contrary notwithstanding, neither the Grantor nor any affiliate, subsidiary, officer, director, employee, controlling person or agent of the foregoing shall ever serve as Trustee hereunder.
          2. Except as expressly provided to the contrary elsewhere in this Agreement, the Trustees shall be entitled to serve based on the following rules:

               a. First, the initial Trustees shall be entitled to serve.
               b. Second, any successor Trustees appointed in accordance with this Agreement shall be entitled to serve.
          3. Multiple Trustees shall serve together, and each may serve even if one or more of them shall fail or cease to serve for any reason; provided, however, there shall at all times be at least one Individual Trustee and exactly one Corporate Trustee serving hereunder.
          4. The Corporate Trustee may be removed at any time for Cause (as defined below) by the Individual Trustees. Each Individual Trustee may be removed by the other Individual Trustee at any time for Cause or if such Individual Trustee becomes an Incapacitated Individual Trustee (as defined below). The Grantor shall have no authority to remove any Trustee. Any removal of the Corporate Trustee shall also automatically terminate the services of any Lead Paying Agent hereunder appointed by such Corporate Trustee pursuant to this Agreement.
     B. Additional Provisions Regarding Changes in Fiduciaries.
          1. Any Trustee may resign at any time without court approval, upon giving thirty (30) days written notice to the Grantor and the other Trustees; provided that (a) the resignation of the Corporate Trustee shall not become effective until the earlier of (i) the date upon which a successor Corporate Trustee has been appointed as provided herein and assumed the obligations of the Corporate Trustee hereunder and (ii) sixty (60) days after it has delivered such written notice of resignation, provided that if no successor Corporate Trustee has been appointed within such sixty (60) day period, the Corporate Trustee shall be required to file a motion to fill the vacancy with the Delaware Court of Chancery and (b) no Individual Trustee may resign if such resignation would result in there being no Individual Trustee. Any resignation of the Corporate Trustee shall also serve as a resignation of the Lead Paying Agent. Upon the resignation of a Trustee becoming effective, all obligations of such Trustee under this Agreement shall immediately cease and terminate.
          2. Notwithstanding any other provision in this Agreement, as long as the interpretation, validity, administration and operation of the Trust are governed by the laws of the State of Delaware, the Corporate Trustee must be a bank or trust company authorized by Delaware or U.S. federal law to exercise fiduciary powers in Delaware and have its principal place of business in the State of Delaware and no Corporate Trustee may take office unless it satisfies such requirements.
          3. A vacancy caused by the removal or resignation of a Trustee or the death of any Individual Trustee shall be filled by the remaining Individual Trustee(s), provided that any successor Corporate Trustee appointed shall take office only if it has the capability, as determined by the Individual Trustees, to perform the paying agent services set forth herein (including those assigned to the Lead Paying Agent) and is a depository institution that, alone or with its affiliated depository institutions, has total capital and surplus of at least $50 billion or that, alone or with its affiliated institutions, has assets under management of at least $500 billion. If there are no remaining Individual Trustees, any such vacancy shall be filled by the Delaware

Court of Chancery upon the motion of the Grantor or the Corporate Trustee. The Corporate Trustee shall be required to file such a motion no later than thirty (30) days after the date on which there are no remaining Individual Trustees.
          4. No successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee or shall have any duty to examine the records of any predecessor Trustee. Each successor Trustee may accept the account rendered and the property delivered to the successor Trustee by or on behalf of the predecessor Trustees without incurring any liability or responsibility for so doing. Each successor Trustee shall be indemnified out of the Trust Fund for any and all claims, demands, losses, liabilities, damages and expenses arising from any act or omission of any prior Trustees occurring before the date the Trust Fund was received by the successor Trustee. No predecessor Trustee shall be personally liable for any act or failure to act of any successor Trustee. Each predecessor Trustee shall be indemnified out of the Trust Fund for any and all claims, demands, losses, liabilities, damages and expenses arising from any act or omission of any subsequent Trustees occurring after the date such predecessor Trustee ceased to serve as a Trustee.
          5. A corporation resulting from any merger, conversion, reorganization or consolidation to which any corporation acting as a Corporate Trustee is a party, or any banking or trust company to which is transferred all or substantially all of the Corporate Trustee’s trust business, shall automatically become the successor Corporate Trustee under the terms of this Agreement without the execution or filing of any instrument or the performance of any further act provided that such successor Corporate Trustee meets the applicable requirements for a Corporate Trustee under Clauses 2 and 3 of this Article VI, Section B. The successor shall have the same powers, authorities and discretions as though originally named herein, and any reference to the prior Corporate Trustee shall refer to the successor Corporate Trustee; provided, however, that Article VI, Section B4 of this Agreement shall not apply to any predecessor Corporate Trustee that is succeeded pursuant to this Article VI, Section B5 or to any successor Corporate Trustee taking office pursuant to this Article VI, Section B5.
          6. A Trustee may be appointed pursuant to this Article VI for a limited purpose or term of service or to hold only specified powers.
          7. If any Trustee is removed, resigns or otherwise ceases to act as Trustee of the Trust, such Trustee shall immediately surrender all records maintained by the Trustee with respect to the Trust to the then acting Trustees or, if no other Trustee is then acting with respect to the Trust, to the successor Trustee or Trustees, as the case may be, upon receipt of written notice of the designation of the successor Trustee or Trustees, as the case may be, from the person appointing such successor Trustee or Trustees.
     C. Accountings and Other Proceedings.
          1. The Grantor directs that the Trust be subject to independent administration with as little court supervision as the law allows. The Trustees shall not be required to render any annual or other periodic accounts to any court or Beneficiary, or any inventory, appraisal, or other returns or reports, except as required by applicable state law notwithstanding this provision. The Trustees shall take such action for the settlement or approval of accounts at such times and before such courts or without court proceedings as the Trustees shall determine. The Trustees shall pay the costs and expenses of any such action or proceeding, including (but not limited to) the compensation and expenses of attorneys and guardians, out of the Trust Fund. The Trustees shall not be required to register the Trust.
          2. 12 Delaware Code § 3547 shall apply with respect to this Trust and shall apply for purposes of any judicial or nonjudicial matter, whether located within or without the State of Delaware.
          3. The Corporate Trustee shall maintain or cause to be maintained records sufficient to document each significant action taken by the Corporate Trustee pursuant to this Agreement. The Individual Trustees shall maintain or cause to be maintained records sufficient to document each significant action taken by the Individual Trustees pursuant to this Agreement.
     D. Waiver of Bond. No Trustee shall be required to give bond or other security in any jurisdiction, and if despite this exoneration a bond is nevertheless required, no sureties shall be required.
     E. Additional General Provisions Regarding Fiduciaries.
          1. Except to the extent, if any, specifically provided otherwise in this Agreement, references to the Trustees shall, in their application to the Trust, refer to all those from time to time acting as Trustees of the Trust. If more than two Individual Trustees are eligible to act on a given matter, they shall act by majority. If exactly two Individual Trustees are eligible to act on a given matter, they shall act by unanimity, except as otherwise provided herein. If all Trustees are eligible to act on a given matter, they shall act by majority.
          2. Schedule B-1, attached hereto and incorporated herein by reference, provides the compensation and fee schedule for the Corporate Trustee and the Lead Paying Agent, which may be adjusted from time to time as approved by the Corporate Trustee and the Individual Trustees. Each of the Individual Trustees shall receive compensation in accordance with Schedule B-2 attached hereto and incorporated herein by reference. The Trustees shall be entitled to reimbursement for any out-of-pocket expenditures made or incurred in the proper administration of the Trust or in furtherance of their fiduciary duties and obligations.
          3. This Agreement provides that the Trustees are to follow the direction of the Authorized Persons with respect to distribution decisions, and, pursuant to 12 Delaware Code § 3313(e), the Trustees therefore have none of the duties or obligations set forth in clauses (1) through (3) thereof.
          4. In the exercise of any of the authorities, powers or discretion conferred upon it by law or by this Agreement, the Corporate Trustee and the Lead Paying Agent shall be held harmless and be free and wholly exonerated from liability on account of any honest error of judgment, or by reason of acts or things done, suffered or omitted without willful misconduct or negligence, and the Corporate Trustee and the Lead Paying Agent (and their agents not to include Whitney National Bank) shall be indemnified from the Trust Fund for any expense (including attorneys’ fees and other costs of investigation, defense or settlement of any claim), judgment, settlement, tax or other liability arising as a result of the Corporate Trustee’s performance of its fiduciary duties, the Lead Paying Agent’s performance of its obligations (and their agents of their respective obligations) hereunder that satisfies the foregoing standard of care. In the exercise of any of the authorities, powers or discretion conferred upon them by law or by this Agreement, each Individual Trustee shall be held harmless and be free and wholly exonerated from liability on account of any honest error of judgment, or by reason of acts or things done, suffered or omitted without willful misconduct or gross negligence, and such Individual Trustee (and his or her agents) shall be indemnified from the Trust Fund for any expense (including attorneys’ fees and other costs of investigation, defense or settlement of any claim), judgment, settlement, tax or other liability arising as a result of such Individual Trustee’s performance of his or her fiduciary duties hereunder that satisfies the foregoing standard of care. The indemnities contained herein shall survive the resignation or removal of any Trustee or the death of any Individual Trustee, and may be enforced after the death of an Individual Trustee by such Individual Trustee’s heirs, estate or personal representatives. No Trustee shall be liable to anyone for anything done or not done by any other Trustee.
     5. The fact that a Trustee is active in the investment business shall not be deemed a conflict of interest, and purchases and sales of investments may be made through the Corporate Trustee or through any firm of which the Corporate Trustee or an Individual Trustee is a partner, member, shareholder, proprietor, associate, employee, owner, subsidiary, affiliate or the like and may result in the payment of fees to the Corporate Trustee or any of the other foregoing entities. In the event a conflict of interests arises in respect of any matter relating to the Trust that could reasonably be deemed to affect the judgment or impartiality of one or more (but not all) of the Individual Trustees in a material manner, each such Individual Trustee shall have the right to recuse himself or herself from any decision relating to such matter, in which case the other Individual Trustees shall be authorized to act in respect of such matter.
     6. The Trustees may employ and rely upon advice given by investment counsel, delegate discretionary investment authority over investments to investment counsel and pay investment counsel reasonable compensation from the Trust Fund in addition to fees otherwise payable to the Trustees, notwithstanding any rule of law otherwise prohibiting such dual compensation. Without limiting the generality of the foregoing, the Trustees shall have the authority to retain experts to confirm the accuracy of all material representations made by the Grantor herein or in the Security Documents and to assist in the enforcement of all rights of the Trustees under this Agreement or under the Security Documents; provided that any such expert shall agree to maintain the confidentiality of any information furnished to it on terms substantially similar to the confidentiality obligations of the Trustees.
     7. Any Individual Trustee may delegate to another Individual Trustee any power held by the delegating Individual Trustee, but only if the other Individual Trustee is authorized to exercise the power delegated and accepts the delegation. A delegation may be revocable, but while it is in effect the delegating Individual Trustee shall have no responsibility concerning the exercise of the delegated power. A delegation shall be in writing and shall be delivered to the Individual Trustee accepting the delegation.
     8. Each Trustee may irrevocably release one or more powers held by the Trustee while retaining other powers, provided that each power conferred upon the Trustees hereunder must be retained by at least one Trustee authorized to exercise such power. Any such release shall be in writing and shall be delivered to the other Trustees.
     9. Unless otherwise provided in this Agreement, any authority granted to the Trustees in this Agreement or by law, whether stated as an authority, right, power or otherwise, may be exercised by the Trustees in their sole and absolute discretion, subject to the provisions of Section E4 of this Article VI.
     10. The Trustees shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustees (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
ARTICLE VII.
Governing Law and Trustee Powers
     The interpretation and operation of the Trust shall be governed by the laws of the State of Delaware. Each of the parties to this Agreement agrees (a) that this Agreement involves at least $100,000, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Delaware Code § 2708. Each of the parties hereby irrevocably and unconditionally agrees to be, and shall be, subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that such service shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Except as limited by this Agreement, the Trustees may, without prior authority from any court, exercise all powers conferred by this Agreement or by common law or by any fiduciary powers act or other statute of the State of Delaware or any other jurisdiction whose law applies to the Trust. The Trustees shall have sole and absolute discretion in exercising these powers. Except as specifically limited by this Agreement, these powers shall extend to all property held by the Trustees under the Trust until actual distribution of the property. The powers of the Trustees shall include the following:
     A. Allocate Gain to Accounting Income. The Trustees may allocate any capital gain recognized by the Trust to accounting income, which allocation shall be evidenced by the execution by the Trustees of an instrument in writing and kept with the records of the Trust.
     B. Accounting Allocations and Tax Determinations. The Trustees may make any and all accounting allocations necessary for the administration of the Trust. The Trustees may also make any and all tax determinations that under the Code are left to the discretion of the trustees of a grantor trust.
     C. Investment Responsibility. The Corporate Trustee shall invest all cash deposited in the Trust Fund conservatively in a manner designed to assure timely availability of funds, protection of principal and avoidance of concentration risk; provided, however, that all cash received by the Corporate Trustee after 3:00pm (Eastern Time) shall be deposited in a non-

interest bearing account with the Lead Paying Agent and shall not be invested by the Corporate Trustee until the next Business Day. Acceptable investments will be comprised of United States government money market funds having a AAA/Aaa rating awarded by at least two of the three major rating agencies (Standard & Poor’s, Moody’s or Fitch), short-dated United States treasury bills and/or interest bearing bank deposits at banks (including banks located in Louisiana, Alabama, Mississippi and Florida) that are at all times rated A+/A1 or higher by Standard & Poor’s and Moody’s provided such bank rated A+/A1 or higher at all times holds a stable or positive outlook (subject to the restrictions set forth in the next succeeding sentence, “Acceptable Investments”). The total amount of cash invested in any single United States government money market fund shall not exceed $1 billion and the total amount invested in bank deposits shall not exceed $200 million per bank. Any income derived from such investments shall be credited to and become part of the Trust Fund and shall be reinvested as provided in this Article VII, Section C. By instructing the Trustees to invest only in a limited set of assets, the Grantor intends to modify the “prudent person” rule, “prudent investor” rule, or any other rule of law that would require the Trustees to pursue investment options other than those outlined in this Agreement. The Corporate Trustee shall provide the Individual Trustees and the Grantor with monthly account statements showing all investment activity in the Trust Fund. The Individual Trustees shall be permitted to rely upon the decisions of the Corporate Trustee in respect to which investments constitute Acceptable Investments hereunder, and no Individual Trustee shall be liable to the Trust in the event any bank in which the Trust has deposited any portion of the Trust Fund is declared insolvent or closed.
     Notwithstanding the foregoing, if the Individual Trustees take possession of property as part of the enforcement of their rights under the Security Documents and such property is in a form other than an Acceptable Investment, the Trustees may retain such property; provided, however, that if the Trustees choose to sell or exchange such property, any cash proceeds received in connection with such sale or exchange must be invested and reinvested as outlined above in this Article VII, Section C.
     D. Sale or Exchange of Property. The Trustees may sell property at public or private sale, for cash or upon credit, and exchange property for other property. The Trustees may give such warranties or indemnifications as the Trustees may deem advisable.
     E. Participation in Mergers and Reorganizations. The Trustees may join in any merger, reorganization, voting-trust plan or other concerted action of security holders and delegate discretionary powers (including investment powers) in entering into the arrangement.
     F. Reliance upon Advice. The Trustees may employ and rely upon advice given by accountants, attorneys, investment bankers, and other expert advisors and employ agents, clerks and other employees and pay reasonable compensation to such advisors or employees in addition to fees otherwise payable to the Trustees, notwithstanding any rule of law otherwise prohibiting such dual compensation.
     G. Custodian Employed. The Trustees may employ a custodian, hold property unregistered or in the name of a nominee (including the nominee of any bank, trust company, brokerage house or other institution employed as custodian), and pay reasonable compensation to a non-Trustee custodian in addition to any fees otherwise payable to the Trustees, notwithstanding any rule of law otherwise prohibiting such dual compensation.
     H. Continuation of Trustee’s Powers. With respect to all property held hereunder, powers granted to the Trustees hereunder or by applicable law shall continue to be exercisable by the Trustees until such property is actually distributed to a Beneficiary or to the Grantor pursuant to Section E of Article II. By way of illustration and not by way of limitation, the Trustees may invest and reinvest and take all investment action with respect to property that has been directed to be distributed and notwithstanding any direction that the property be distributed “as it is then constituted” until such property is actually distributed.
     I. Enforcement of Rights. The Corporate Trustee acting alone shall have the full power and authority to enforce all of the rights of the Trust that pertain to matters within the authority of the Corporate Trustee hereunder. Each of the Individual Trustees shall singly have the full power and authority, on behalf of the Trust, to enforce all other rights of the Trust, and all of the obligations of the Grantor, under this Agreement through any means, including litigation, that they deem appropriate. Each of the Individual Trustees shall singly have the full power and authority, on behalf of the Trust, to enforce all of the Trust’s rights, and all of the obligations of the Grantor, under the Security Documents through any means, including litigation, that they deem appropriate. Without limiting the generality of the foregoing, in the event any distribution is made under Article II, Section D and it is subsequently determined that such distribution was fraudulently or otherwise improperly obtained, the Individual Trustees, acting on behalf of the Trust, shall have the full authority to seek recovery of such distribution.
     J. Payment of Approved Expenses. The Corporate Trustee shall cause the Trust to pay Approved Expenses, provided that if the total amount of all Approved Expenses paid by the Trust during any Measuring Period exceeds the sum of the total Trust Earnings earned by the Trust during such Measuring Period and any amount by which the aggregate Trust Earnings for all prior Measuring Periods exceeds the aggregate Approved Expenses paid by the Trust during such prior Measuring Periods, the Grantor shall promptly after written notice from the Corporate Trustee reimburse the Trust for such excess.
ARTICLE VIII.
Closely-Held Business
     A. Authority to Operate. In the event the Trust acquires any equity interests of any corporation, partnership, limited liability company or other entity (a “Business”) the Individual Trustees may operate the Business and retain any equity interests in the Business, even if these interests otherwise would be a speculative or inappropriate investment for a trust. The Individual Trustees may do all things related to the operation of the Business that the Grantor could do as owner of the Business, in a fiduciary capacity:
          1. The Individual Trustees may carry out the terms of any option or buy-sell agreements into which the Grantor may have entered.
          2. The Individual Trustees may sell or liquidate any of the interests in the Business at such price and on such terms as the Individual Trustees may deem advisable.

          3. The Individual Trustees may arrange for and supervise the continued operations of the Business.
          4. The Individual Trustees may vote (in person or by proxy) as stockholder or otherwise and in any matter involving the Business on behalf of the Trust.
          5. The Individual Trustees may grant, exercise, sell, or otherwise deal in any rights to subscribe to additional interests in Business.
          6. The Individual Trustees may participate in any incorporation, dissolution, merger, reorganization or other change in the form of the Business and, where appropriate, deposit securities with any protective committees and participate in voting trusts.
          7. The Individual Trustees may delegate to others discretionary power to take any action with respect to the management and affairs of the Business that the Grantor could have taken as the owner of the Business.
          8. The Individual Trustees may accept as correct financial or other statements rendered by the Business as to its conditions and operations except when having actual notice to the contrary.
     B. Liabilities. Neither the Trust nor the Trustees shall have any liability to anyone for any loss arising from the operation, retention or sale of the Business.
ARTICLE IX.
Definitions and Miscellaneous Provisions
     The following definitions and miscellaneous provisions shall apply under this Agreement:
     A. Definitions. As used herein, the following terms have the following meanings:
     “Approved Expenses” means (a) the fees and reimbursable expenses of any of the Trustees or the Lead Paying Agent (including reasonable attorneys’ fees and other professional fees) hereunder and under the Security Documents in connection with the administration of the Trust, (b) the fees and reimbursable expenses of any GCCF Paying Agent or Local Bank in connection with the performance of their responsibilities as contemplated in this Agreement, (c) the formation or organizational expenses incurred by the parties hereto in connection with the formation and establishment of the Trust, and (d) any other fees or expenses that the Trustees are authorized or required to pay under the terms of this Agreement and the Security Documents, including without limitation amounts owed pursuant to the Trust’s indemnification obligations set forth in Article VI, Section E4 hereof but excluding resolved Damage Claims paid in accordance with Section D of Article II hereof.
     “Authorized Person” means a GCCF Authorized Person or a Grantor Authorized Person.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which the office of the Corporate Trustee located in the State of Delaware or the office of the Lead

Paying Agent located in New York, New York is authorized or required by law or executive order to remain closed.
     “Cause” means (a) in respect to any Corporate Trustee, (i) the failure of such Corporate Trustee or the Lead Paying Agent to perform all of its obligations hereunder in all material respects or the material breach by such Corporate Trustee or Lead Paying Agent of any provision hereof; (ii) the commission by such Corporate Trustee or Lead Paying Agent of any act of willful malfeasance, intentional misconduct or gross negligence in connection with the performance of its duties hereunder; (iii) any material act of dishonesty or breach of trust in connection with the performance of such Corporate Trustee’s or Lead Paying Agent’s duties hereunder; (iv) the insolvency of such Corporate Trustee or Lead Paying Agent; (v) the appointment of a receiver or conservator over the affairs or assets of such Corporate Trustee or Lead Paying Agent or the commencement of any bankruptcy proceeding by or in respect to such Corporate Trustee or Lead Paying Agent; (vi) or the conviction of, or entry of a plea of guilty or no contest by, such Corporate Trustee in respect of any felony or any lesser crime having as its predicate element fraud, dishonesty or misappropriation; and (b) in respect of any Individual Trustee, (i) the failure of such Individual Trustee to perform all of his or her obligations hereunder in all material respects or the material breach by such Individual Trustee of any provision hereof; (ii) the commission by such Individual Trustee of any act of willful malfeasance, intentional misconduct or gross negligence in connection with the performance of his or her duties hereunder; (iii) any material act of dishonesty or breach of trust in connection with the performance of such Individual Trustee’s duties hereunder; (iv) the insolvency of such Individual Trustee; (v) the appointment of a receiver or conservator over the affairs or assets of such Individual Trustee or the commencement of any bankruptcy proceeding by or in respect to such Individual Trustee; or (vi) the conviction of, or entry of a plea of guilty or no contest by, such Individual Trustee in respect of any felony or any lesser crime having as its predicate element fraud, dishonesty or misappropriation.
     “Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended at the time in question; provided that if, at the time in question, a particular provision of the Code has been renumbered, or the Code has been superseded by a subsequent federal tax law, a reference to the Code or the Internal Revenue Code shall be deemed to be to the renumbered provision or the corresponding provision of the subsequent law, unless to do so would clearly be contrary to the Grantor’s intent as expressed in this Agreement.
     “Estimated Claims Amount” means a good faith estimate of the amount of funds reasonably necessary to satisfy remaining Damage Claims, which estimate is made by the Individual Trustees after consultation with the GCCF Administrator, the Natural Resource Trustees, appropriate government entities, the Grantor, and after review of pending litigation that is reasonably anticipated to result in claims that could be presented to the Trust under this Agreement.
     “Expiration Date” means the earliest of such time as (i) the Grantor has made all Contributions to the Trust required under Article II hereof and the Trust Fund has been fully distributed under Clauses 1-4 of Article II, Section D hereof, (ii) the GCCF Administrator has informed the Individual Trustees in writing that the GCCF Claims process is substantially complete and the Individual Trustees independently determine, after consultation with the

Natural Resource Trustees, appropriate governmental entities, and the Grantor and after review of pending litigation that is reasonably anticipated to result in claims that could be presented to the Trust under this Agreement, that either (A) the purpose of the Trust has been substantially fulfilled or (B) the benefits of continuing the Trust are outweighed by the costs of continuing the Trust, and (iii) the Scheduled Expiration Date (as defined below).
     “GCCF Authorized Person” means initially any of the Authorized Persons listed on Schedule A hereto under the heading “GCCF Authorized Persons,” provided that the GCCF Administrator, by written notice to the Trustees and the Grantor, from time to time may remove any such person as a GCCF Authorized Person, and/or add one or more additional persons as GCCF Authorized Persons, with such removal or addition to be effective upon receipt by the Trustees of such written notice.
     “Grantor Authorized Person” means initially any of the Authorized Persons listed on Schedule A hereto under the heading “Grantor Authorized Persons,” provided that the Grantor, by written notice to the Trustees, from time to time may remove any such person as a Grantor Authorized Person, and/or add one or more additional persons as Grantor Authorized Persons, with such removal or addition to be effective upon receipt by the Trustees of such written notice.
     “Incapacitated Individual Trustee” means any Individual Trustee who is deemed incapacitated (and while incapacitated shall not serve as a Trustee). An Individual Trustee shall be deemed to be incapacitated for purposes of this definition if (a) such Individual Trustee is determined to be incapacitated by a court of competent jurisdiction, including for such purpose the Delaware Court of Chancery or (b) another then-serving Trustee receives written certification that the examined Individual Trustee is physically or mentally incapable of managing the affairs of the Trust, whether or not there is an adjudication of incapacity. In the event an Individual Trustee believes in good faith that grounds exist for another Individual Trustee to be declared incapacitated, such Individual Trustee shall have the authority to commence a proceeding in the Delaware Court of Chancery for a determination as to whether such other Individual Trustee is incapacitated and the Trust shall bear all costs and expenses incurred in connection with such proceeding.
          1. A certification referred to in clause (b) above shall be valid only if it is signed by at least two (2) licensed physicians, each of whom has personally examined the Individual Trustee.
          2. Such certification need not indicate any cause for the Individual Trustee’s incapacity.
          3. A certification of incapacity shall be rescinded when a serving Trustee receives a certification that the former Individual Trustee is capable of managing the Trust’s affairs. This certification, too, shall be valid only if it is signed by at least two (2) licensed physicians, each of whom has personally examined the Individual Trustee, and at least one (1) of whom is board certified in the specialty most closely associated with the former incapacity.

          4. No person is liable to anyone for actions taken in reliance on these certifications or for dealing with a Trustee other than the one removed for incapacity based on these certifications.
     “Measuring Period” means each of the following periods: (a) the period commencing on the date the Trust commences and ending on December 31, 2011, and (b) any subsequent calendar year.
“Natural Resource Trustees” has the meaning ascribed to such term in 33 U.S.C. § 2706.
     “Regulations” or “Regs” means the Regulations under the Code at the time in question; provided that if, at the time in question, a particular provision of the Regulations has been renumbered, or the Regulations have been superseded by subsequent regulations, a reference to the Regulations shall be deemed to be to the renumbered provision or the corresponding provision of the subsequent regulations, unless to do so would clearly be contrary to the Grantor’s intent as expressed in this Agreement.
     “Scheduled Expiration Date” means April 30, 2016, provided that if the Individual Trustees determine that the Estimated Claims Amount as of such Scheduled Expiration Date is equal to or greater than $1 billion, the Individual Trustees shall have the authority to extend the Scheduled Expiration Date for up to six months, at which point the Individual Trustees shall determine the Estimated Claims Amount as of the end of such extension period and if such Estimated Claims Amount is equal to or greater than $1 billion, the Individual Trustees shall have the authority to extend the Scheduled Expiration Date for up to an additional six months. This estimation and extension process shall continue every six months thereafter until such time as the Estimated Claims Amount is less than $1 billion, at which time the authority of the Individual Trustees to extend the Scheduled Expiration Date shall expire. In the event of any extension of the Scheduled Expiration Date as provided above, if the amount then remaining in the Payment Account exceeds 110% of the corresponding Estimated Claims Amount, such excess shall be promptly distributed to the Grantor unless the Grantor directs otherwise; provided that such distribution shall be contingent upon the Grantor’s execution of a receipt and funding agreement that obligates the Grantor to recontribute any such distributed amount to the extent the Individual Trustees thereafter determine the remaining amount in the Payment Account is insufficient to satisfy all Damage Claims. The Scheduled Expiration Date shall not occur at any time when the Grantor (x) has been dissolved, (y) is the subject of a bankruptcy proceeding, or (z) has admitted that it is unable to satisfy all valid claims against it in full, including Damage Claims, as they become due. Notwithstanding any other provision in this definition, the Grantor and the Individual Trustees may agree to extend the Scheduled Expiration Date to such date as they may agree.
     “Trust Earnings” means all amounts earned by the Trust from the investment of the amounts contributed to the Trust by the Grantor, including without limitation any amounts earned from the reinvestment of Trust Earnings.
     B. Reporting to Beneficiaries. The Trustees shall have no obligation to provide the Beneficiaries with any report (annual or otherwise), accounting or any other information with respect to the Trust’s administration, distributions of the Trust Fund or any other aspect of the Trust (collectively “Trust Information”) except for Trust Information requested in writing by a Beneficiary that (i) has been made generally available to the public, (ii) is necessary in order for such Beneficiary to comply with any law, order, regulation, or (iii) is reasonably related to such Beneficiary’s resolved Damage Claim; provided, however, that, notwithstanding clause (iii) above, no Beneficiary shall be entitled to receive any information with respect to the processing of any Damage Claim of, or resulting distribution from the Trust to, any other Beneficiary, including, without limitation, the amount of such distribution or the identity of any other Beneficiary.
     C. Change of Situs. The situs of the Trust created hereunder initially shall be Delaware. The situs of the Trust may be maintained in any jurisdiction within the United States, in the discretion of the Trustees, and thereafter may be changed at any time or times to any jurisdiction within the United States selected by the Trustees. Upon any such change of situs, the Trust may thereafter, at the election of the Trustees, be administered and operated exclusively under the laws of (and subject, as required, to the exclusive supervision of the courts of) the jurisdiction to which it has been transferred. Accordingly, if the Trustees of the Trust created hereunder elect to change the situs of the Trust, said Trustees are hereby relieved of any requirement of having to qualify in any other jurisdiction and of any requirement of having to account in any court of such other jurisdiction.
     D. Execution in Counterparts and by Facsimile. This Agreement may be executed in several counterparts, which shall be treated as originals for all purposes, and all so executed shall constitute one agreement, binding on all of the parties notwithstanding that all parties are not signatory to the original or same counterpart. The execution of this Agreement by facsimile signature shall be sufficient for all purposes and shall be binding on any party who so executes.
     E. Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Corporate Trustee to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Grantor acknowledges that § 326 of the USA PATRIOT Act and the Corporate Trustee’s identity verification procedures require the Corporate Trustee to obtain information which may be used to confirm the Grantor’s identity including without limitation name, address and organizational documents (“identifying information”). Grantor agrees to provide the Corporate Trustee with, and consents to the Corporate Trustee obtaining from third parties, any such identifying information required as a condition of opening an account with or using any service provided by the Corporate Trustee.
     F. Tax Reporting.
          1. On or before the date required by applicable U.S. tax law, unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, the Corporate Trustee shall prepare and mail, or cause to be prepared and mailed, to each Beneficiary to whom a distribution has been made pursuant to Article II, Section D (other than a Beneficiary who demonstrates his, her, or its status as a foreign corporation, foreign partnership, foreign trust or nonresident alien (a “Foreign Person”), in accordance with applicable tax law) an IRS Form 1099-MISC or other applicable form reporting the aggregate amount received by such Beneficiary in accordance with applicable U.S. tax law. Unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, the Corporate Trustee also shall prepare and file, or cause to be prepared and filed, copies of such IRS Forms 1099-MISC or such other applicable form with the IRS or other applicable taxing authority on or before the date required, in accordance with applicable U.S. tax law.
          2. On or before the date required by applicable U.S. tax law, unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, the Corporate Trustee shall prepare and mail, or cause to be prepared and mailed, to each Beneficiary who is a Foreign Person to whom a distribution has been made pursuant to Article II, Section D an IRS Form 1042-S or other applicable form reporting the aggregate amount received by such Beneficiary in accordance with applicable U.S. tax law. Unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, the Corporate Trustee also shall prepare and file, or cause to be prepared and filed, copies of such IRS Forms 1042-S or such other applicable form with the IRS or other applicable taxing authority on or before the date required, in accordance with applicable U.S. tax law.
          3. For the avoidance of doubt, the Trust shall be treated as if engaged in a trade or business for purposes of Code § 6041.
          4. Prior to delivering a Distribution Notice with respect to a Beneficiary, the applicable Authorized Person shall seek from the Beneficiary, as applicable, a duly completed and executed IRS Form W- 9 (or its successor form) or a duly completed and executed IRS Form W-8 (or its successor form) or if no such IRS Form can be or will be provided, a taxpayer identification number or social security number and such other information as may be reflected in the Addendum (as defined below) (collectively, the “Tax Information”). Unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, the Corporate Trustee shall deduct and withhold, or cause to be deducted and withheld, based on the Tax Information provided in the applicable Distribution Notice, any applicable federal withholding tax from any distribution made to a Beneficiary and shall timely and duly pay, or cause to be timely and duly paid, such withheld taxes to the proper taxing authority in accordance with applicable U.S. tax law. In the event that any such withholding taxes are withheld from a distribution made to a Beneficiary pursuant to this Article IX, Section F4, the Corporate Trustee shall deliver, or cause to be delivered, unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, to such Beneficiary the appropriate form or documentation reporting such withholding and the amount so withheld in accordance with applicable U.S. tax law. The Trustees and the Grantor hereby agree that the terms governing whether the Corporate Trustee shall report on any applicable information returns and the terms governing whether the Corporate Trustee shall deduct and withhold any applicable federal withholding tax in accordance with this Article IX, Section F4 shall be set forth in an addendum to this Agreement (the “Addendum”), and the Trustees and the Grantor further agree that actions taken pursuant to the provisions of the Addendum will be indemnified to the same extent of the indemnification provisions contained in this Agreement. The Addendum shall be approved by the Grantor and the Trustees after consultation with the GCCF Administrator and the GCCF

Paying Agent. Notwithstanding Article III, the Grantor and the Trustees shall have the power, without the consent of any Beneficiary, to agree to the Addendum.
          5. If (i) voluntary withholding on distributions to Beneficiaries is permissible under applicable law and (ii) the GCCF Administrator, the Individual Trustees and the Corporate Trustee collectively agree on a process by which U.S. federal taxes can be withheld from a Beneficiary’s distribution at the option of that Beneficiary, then the Corporate Trustee shall accommodate, or cause to be accommodated, any such request by a Beneficiary made pursuant to such process and, unless the GCCF Paying Agent has such responsibility under the GCCF Paying Agent Arrangement, shall (i) deduct and withhold, or cause to be deducted and withheld, any applicable U.S. federal tax from any distribution made to such Beneficiary; (ii) timely and duly pay, or cause to be timely and duly paid, such federal withheld taxes to the proper taxing authority in accordance with applicable U.S. tax law; and (iii) deliver, or cause to be delivered, to such Beneficiary the appropriate form or documentation reporting such federal withholding and the amount so withheld in accordance with applicable U.S. tax law. If the GCCF Administrator, the Individual Trustees and the Corporate Trustee collectively agree on an alternative arrangement related to the payment of U.S. taxes, such as the payment of estimated taxes on behalf of a Beneficiary at the request of such Beneficiary, the Corporate Trustee shall, as agreed, pay such Beneficiary’s distribution in part directly to such Beneficiary and in part to the proper taxing authority as an estimated tax payment on behalf of such Beneficiary and file appropriate information returns. For the avoidance of doubt, this paragraph does not require the GCCF Administrator, the Individual Trustees and the Corporate Trustee to agree on either a tax withholding process or a similar arrangement.
          6. The Grantor and the Trustees understand and intend that any income tax returns required to be filed with respect to the receipt by a Beneficiary of a distribution shall be prepared and filed by the Beneficiary with the IRS and any other taxing authority as required by law.
          7. Any income tax returns required to be filed with respect to the Trust Fund or income earned by the Trust Fund shall be prepared and filed by the Grantor with the IRS and any other taxing authority as required by law. The Grantor acknowledges and agrees that except as otherwise specified in this Article IX, Section F, the Trustees shall have no responsibility for the preparation and/or filing of any tax return or any applicable reporting or withholding with respect to the Trust Fund or any income earned by the Trust Fund. The Trustees shall, on an annual basis, pursuant to Regulations § 1.671-4, provide to the Grantor all of the information required to allow the Grantor to report all of its items of income, deduction and credit attributable to the Trust Fund in a timely manner.
          8. Any income or other taxes required to be paid by a Beneficiary shall be the sole responsibility of such Beneficiary.
     G. Security Procedures. In the event funds transfer instructions from any Authorized Person are given, whether in writing, by facsimile or otherwise, the Corporate Trustee, the Lead Paying Agent or their respective agents, is authorized to seek confirmation of such instructions by telephone call-back to such Authorized Person, and the Corporate Trustee, the Lead Paying Agent, as well as their respective agents, may rely upon the confirmation of anyone purporting to be the person or persons so designated.
     H. Notices. Except as otherwise provided in Article II, Section D hereof, all communications hereunder shall be in writing and shall be deemed to be duly given and received: (a) upon delivery, if delivered personally, or upon confirmed transmittal, if by facsimile; (b) on the next Business Day if sent by overnight courier; or (c) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.
If to the Grantor:
BP Exploration & Production Inc.
501 Westlake Park Blvd
Houston, TX 77079
Attention: Mark Holstein
Fax No.: (281) 366-5901
With a copy (which shall not constitute notice) to:
Arnold & Porter LLP
555 Twelfth Street, NW
Washington, DC 20004-1206
Attention: Thomas H. Milch and Robert B. Ott
Fax No.: (202) 942-5999
If to the Corporate Trustee:
Citigroup Trust-Delaware, N.A.
222 Delaware Avenue, 14th Floor
Wilmington, DE 19801
Attention: William Hearn, President
Fax No.: (302) 355-0767
With a copy (which shall not constitute notice) to:
Citibank, N.A.
Escrow/Special Transaction Group
Citi Global Transaction Services
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention: Edward C. Morelli, Director
Fax. No.: (201) 716-3941
With a copy (which shall not constitute notice) to:

Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, NY 10036
Attention: Herman H. Raspé
Fax. No.: (212) 336-2222
     If to either of the Individual Trustees, to the address or fax number for such Individual Trustee set forth on the signature pages hereto.
     If to the Lead Paying Agent:
Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Marion O’Connor, Vice President
Fax. No.: (212) 816-5530
With a copy (which shall not constitute notice) to:
Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, NY 10036
Attention: Herman H. Raspé
Fax. No.: (212) 336-2222
ARTICLE X.
Manifestation of Trustees’ Actions
     When the Trustees take an action that is authorized hereunder and such action does not involve the participation of another person with respect to such action, the Trustees may (but shall not be required to) execute, within a reasonable time of taking such action, an acknowledged, written instrument describing the action taken, which instrument shall be maintained with the Trust’s records and may be filed in the court having jurisdiction over the Trust. Failure to execute or to file the instrument shall not make the action taken by the Trustees void, voidable or ineffective, and the Trustees shall not be subject to any liability or surcharge for failure to document such action.
ARTICLE XI.
Captions
     The captions used in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision therein.
[Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated: August 7, 2010	BP EXPLORATION & PRODUCTION INC., as Grantor
	By:	/s/ Stephen J. Riney
		Name:	Stephen J. Riney
		Title:	Attorney-In-Fact

Dated:	JOHN S. MARTIN, JR., as Trustee

Address for Notice:

Fax No.:

Dated:	KENT D. SYVERUD, as Trustee

Address for Notice:

Fax No.:

Dated:	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
By:
		Name:	William Hearn
		Title:	President

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated:	BP EXPLORATION & PRODUCTION INC., as Grantor
By:
Name:
Title:

Dated: August 7, 2010	JOHN S. MARTIN, JR., as Trustee
/s/ John S. Martin, Jr.
Address for Notice:
Martin & Obermaier, LLC 565 Fifth Avenue New York, N.Y. 10017 Fax No.: 212-883-7688

Dated:	KENT D. SYVERUD, as Trustee

Address for Notice:

Fax No.:

Dated:	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
By:
		Name:	William Hearn
		Title:	President

Deepwater Horizon Oil Spill Trust Signature Page

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated:	BP EXPLORATION & PRODUCTION INC., as Grantor
By:
Name:
Title:

Dated:	JOHN S. MARTIN, JR., as Trustee

Address for Notice:

Fax No.:

Dated: 8/7/10	KENT D. SYVERUD, as Trustee
/s/ Kent D. Syverud
Address for Notice:
One Brookings Drive Campus Box 1120 Anheuser — Busch Hall St. Louis, MO. 63130 Fax No.: 314-935-6493

Dated:	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
By:
		Name:	William Hearn
		Title:	President

Deepwater Horizon Oil Spill Trust Signature Page

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated:	BP EXPLORATION & PRODUCTION INC., as Grantor
By:
Name:
Title:

Dated:	JOHN S. MARTIN, as Trustee

Dated:	KENT D. SYVERUD, as Trustee

Dated: 8/6/2010	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
	By:	/s/ William Hearn
		Name:	William Hearn
		Title:	President

Deepwater Horizon Oil Spill Trust Signature Page

2

JOINDER
     The undersigned hereby agrees to provide the services of the Lead Paying Agent provided in the foregoing Trust Agreement on the terms sets forth therein and shall hold all sums held by it for payment to the Beneficiaries in trust for the benefit of the Beneficiaries entitled thereto until such sums shall be paid to such Beneficiaries.

Dated: 6-Aug-2010	CITIBANK, N.A., as Lead Paying Agent
	By:	/s/ Marion O’Connor
		Name:	Marion O’Connor
		Title:	Vice President

Deepwater Horizon Oil Spill Trust Signature Page

3

SCHEDULE A
GCCF AUTHORIZED PERSONS
[To be added.]
GRANTOR AUTHORIZED PERSONS
[To be added.]

4

SCHEDULE B-1
CORPORATE TRUSTEE AND LEAD PAYING AGENT COMPENSATION

PRICING MEMO	Deepwater Horizon Oil Spill Trust
August 6, 2010
Structuring and Implementation Fee
For the structuring and implementation of the Corporate Trustee and Paying Agent requirements of the Deepwater Horizon Oil Spill Trust and the Gulf Coast Claims Facility.
The one-time, upfront structuring fee consists of the following components:
Corporate Trustee: $250,000
Setting up of the Trust services consists of the following components and activities:
•	Legal framework review and establishment of the Trust

•	Formation of Fiduciary controls over the Trust funds

•	Establishing Investment Framework

•	Engagement of Whitney National Bank

Paying Agent:	$800,000
Setting up of the paying agent structure consists of the following key one-time components and activities:
•	Set-up and Implementation

•	Network Management & Coordination

•	Value-added and ancillary activities
Schedule B-1-1

Corporate Trustee
To cover the administrative functions of the Trustee, including the establishment of the various trust accounts and investment of funds. The Trust will be established in the name of Deepwater Horizon Oil Spill Trust, an entity created by BP, and will coordinate investment liquidation and funds movements to match the payment needs as directed through information provided by the Claims Administrator.
The Trustee will administer the following:
•	Master Trust Account

•	NY DDA Check Funding Account

•	NY DDA Reserve Funding Account

•	Whitney DDA Check Funding Account

•	Investments

•	Management of the Whitney National Bank interaction with the Trust

•	Coordination of Issuance and Payment files between the Claims Administrator, Citi, and Whitney for wire issuances.

•	Management of the Claims Administrators interaction with the Trust
Annual Charge: $175,000
Paying Agent and Disbursement Management Fees
The following identifies the overall payment processes involved in the disbursement of funds to claimants from the Deepwater Horizon Oil Spill Trust, based on transaction level assumptions, for the purpose of providing guidance on fees and expenses associated with the implementation and ongoing administration.
The following areas of payment solutions are included below:
•	Check Payments (Citi/Whitney)

•	Wire Payments (Citi only)
Schedule B-1-2

Claims Payment Solution
Checks & Wires
To cover the ongoing management and administration of a controlled disbursement/ wire payment solution with the integrated local branch network and related services.
Monthly Charge: $50,000 (may be reviewed after one year), $25,000 of which shall be paid to Whitney National Bank by Citi
Monthly Program fees would cover all ongoing activities, incremental staffing and operational capacity management associated with the disbursements program at Citi and Whitney including handling of potential special situations arising out of the long-term, high visibility nature of the claims facility and the complex and geographically wide-spread scope of the underlying solution. Specifically, the monthly program administration includes:

SERVICE	Price Per Unit
Checking Services

Per Check cashed or deposited over the counter:	$6.00

The encashment charge consists of two components; $5.50 per check payable to Whitney National Bank and $0.50 fee charged by Citi for enabling real-time check validation and generation of unique authorization code for audit-trail integrity, providing analytics/ data to Whitney for cash inventory planning, training support, ongoing MIS and process oversight

Clearing, positive pay, payee match, IVR and reconcilement/reporting	$0.50

Apart from clearing and funding for checks, per check clearing fee is to accept issuance data from GCG, managing check and account reconciliation, running positive pay and payee match against each check, image archiving, providing online and file based access to reports and check images to all parties, as needed. This charge also includes maintaining real-time data integrity between DDA platform and IVR system

Wire Transfers

Domestic Wire Transfers — Incoming & Outgoing	$3.50

Per wire fees for all claims wire payments sent to claimants as well as wires between Citi and Whitney funding accounts to support the account management.

Schedule B-1-3

Legal Fees
To cover Citibank and its subsidiaries and affiliates’ external counsel legal fees and disbursements in connection with the Trustee, Paying Agent and potential Collateral Agent appointments.
AT COST
All annual and monthly fees, unless otherwise stated, are due in advance. Any reasonable charges for out-of-pocket expenses or for any services of an extraordinary nature that Citibank or its legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity will be passed-through at cost. Should this schedule of fees be accepted and agreed upon and work commenced on this transaction but subsequently halted and the transaction described is not consummated the legal fees incurred, along with all out-of-pocket expenses and a satisfactory termination fee, will be payable. This Fee Schedule is offered for and applicable to the transaction titled on page one only, and is guaranteed for sixty days from the date on this proposal. After sixty days, this offer can be extended in writing only.
In accordance with US regulations regarding anti-money laundering and terrorist financing, Federal law requires Citibank to obtain, verify and record information that identifies each business or entity that opens an account or establishes a relationship with Citibank. What this means for you: when you open an account or establish a relationship, we will ask for your business name, a street address and a tax identification number, that Federal law requires us to obtain. We appreciate your cooperation.

Schedule B-1-4

SCHEDULE B-2
INDIVIDUAL TRUSTEE COMPENSATION
$100,000 per annum per Individual Trustee

Schedule B-2-1

ADDENDUM to DEEPWATER HORIZON OIL SPILL TRUST
      ADDENDUM dated as of August 6, 2010 (this “Addendum”) to the TRUST AGREEMENT dated as of August 6, 2010 (the “Trust Agreement”) among (i) BP EXPLORATION & PRODUCTION INC., a Delaware corporation (“BPEP” ), as grantor (together with any successor-in-interest thereto, the “Grantor”), (ii) JOHN S. MARTIN, JR., and KENT D. SYVERUD, as individual trustees (each (together with any successor to such Trustee), an “Individual Trustee” and, collectively (together with any successors to such Trustees), the “Individual Trustees”) and (iii) CITIGROUP TRUST-DELAWARE, N.A., as corporate trustee (together with any successor corporate trustee, the “Corporate Trustee” and together with the Individual Trustees, each a “Trustee” and, collectively, the “Trustees”).
Recitals
     WHEREAS, the Grantor and the Trustees have created the Deepwater Horizon Oil Spill Trust on the terms and conditions set forth in the Trust Agreement for the benefit of the Beneficiaries (as defined in the Trust Agreement);
     WHEREAS, the Grantor and the Trustees have agreed in Article IX, Section F4 of the Trust Agreement that (i) the terms governing whether the Corporate Trustee shall report on any applicable information returns and (ii) the terms governing whether the Corporate Trustee shall deduct and withhold any applicable U.S. federal withholding tax will be set forth in an addendum to the Trust Agreement;
     WHEREAS, the Grantor and the Trustees have agreed that actions taken pursuant to the Addendum shall be indemnified to the same extent to which actions taken pursuant to the Trust Agreement would be indemnified under the Trust Agreement;
     NOW, THEREFORE, the Grantor and the Trustees hereby agree in accordance with Article IX, Section F4 of the Trust Agreement that the Corporate Trustee shall report on any applicable information returns, shall deduct and withhold any U.S. federal withholding tax, and shall pay such withheld taxes to the proper tax authority on the terms and conditions set forth herein in this Addendum.
ARTICLE I.
Definitions
     Any terms not defined herein have the meaning given to them in the Trust Agreement.
ARTICLE II.
Distributions Effected by the GCCF Paying Agent
     With respect to distributions to Beneficiaries made pursuant to Article II, Section D1 of the Trust Agreement, the Corporate Trustee shall comply with the procedures outlined in the current GCCF Paying Agent Arrangement, attached hereto as Exhibit 1 and incorporated herein, with respect to (i) the deduction or withholding of any applicable U.S. federal withholding tax, (ii) the timely and due payment of withheld taxes to the proper taxing authority in accordance with applicable U.S. tax law, and (iii) the delivery to the Beneficiary, the proper tax authority or both of the appropriate form or documentation reporting such withholding and the amount so withheld in accordance with applicable U.S. tax law.
ARTICLE III.
Distributions Directed by the GCCF Administrator
     A. The Tax Information required for a GCCF Authorized Person to create a valid GCCF Distribution Notice under Article II, Section D2 of the Trust Agreement is: (i) the Beneficiary’s mailing address and, if the Beneficiary has one, the Beneficiary’s U.S. taxpayer identification number (“TIN”); (ii) the amount to be distributed to a Beneficiary which is a Governmental Entity (as defined below) or a Domestic Corporation (as defined below) or the amount (or portion thereof) to be distributed (x) to a Beneficiary which is not a Governmental Entity or Domestic Corporation and (y) which represents compensation for a physical injury and/or property damages (each, a “Nonreportable Payment”); (iii) the amount (or portion thereof) to be distributed (x) to a Beneficiary which is not a Governmental Entity or a Domestic Corporation and (y) which does not represent compensation for a physical injury and/or property damages (a “Reportable Payment”), and (iv) such other information as shall be agreed to in writing among the Grantor, the Corporate Trustee and the GCCF Administrator prior to distributions being made under Article II, Section D2 of the Trust Agreement (the “GCCF Agreement”); provided that a Distribution Notice shall not be deemed invalid because it omits the Beneficiary’s mailing address if the full amount to be distributed represents a Nonreportable Payment and provided further that a Distribution Notice shall not be deemed invalid because it omits the Beneficiary’s U.S. TIN.
     B. With respect to distributions to Beneficiaries made pursuant to GCCF Distribution Notices under Article II, Section D2 of the Trust Agreement, the Corporate Trustee shall be responsible for (i) deducting or withholding, based on the Tax Information, any applicable U.S. federal withholding tax, (ii) timely and duly paying withheld taxes to the proper taxing authority in accordance with applicable U.S. tax law, and (iii) delivering to the Beneficiary, the proper tax authority or both the appropriate form or documentation reporting such withholding and the amount so withheld in accordance with applicable U.S. tax law, in accordance with the procedures outlined in Exhibit 2.
ARTICLE IV.
Distributions Directed by the Grantor
     A. The Tax Information required for a Grantor Authorized Person to create a valid Distribution Notice under Article II, Section D3 of the Trust Agreement or Article II, Section D4 of the Trust Agreement, all of which may be transmitted electronically to or by the Grantor, provided that, with respect to the electronic transmission of any IRS Form W-8, the Grantor shall provide a signed, original copy of any such IRS Form W-8 no later than ninety (90) days after receipt by the Corporate Trustee of the electronic transmission of such form, is:
          1. If the Beneficiary is a Governmental Entity, (i) a statement that the Beneficiary is a Governmental Entity; and (ii) the amount to be distributed (all of which qualifies as a Nonreportable Payment). For purposes of this Addendum, a Governmental Entity is a state, the District of Columbia, a possession of the United States, any political subdivision or instrumentality thereof, or an Indian tribal government (as that term is defined in Internal Revenue Code § 7701(a)(40)).
          2. If the Beneficiary is a Domestic Corporation, (i) a statement that the Beneficiary is a Domestic Corporation; and (ii) the amount to be distributed (all of which qualifies as a Nonreportable Payment). For purposes of this Addendum, a Domestic Corporation is a corporation described under Treasury Regulations § 1.6049-4(c)(1)(ii)(A) which is classified as domestic under Internal Revenue Code § 7701(a)(4).
          3. In all other cases, (i) the Beneficiary’s mailing address and, if the Beneficiary has one, the Beneficiary’s U.S. TIN; (ii) the amount to be distributed (or portion thereof) that represents a Nonreportable Payment; (iii) the amount to be distributed (or portion thereof) that represents a Reportable Payment; and (iv) a valid Internal Revenue Service (“IRS”) Form W-9 or appropriate valid IRS Form(s) W-8 from each Beneficiary, provided that a Distribution Notice shall not be deemed invalid because it omits such a Form, and provided further that a Distribution Notice shall not be deemed invalid because it omits the Beneficiary’s mailing address if the full amount to be distributed represents a Nonreportable Payment, and provided further that a Distribution Notice shall not be deemed invalid because it omits the Beneficiary’s U.S. TIN.
     B. With respect to distributions to Beneficiaries made pursuant to Other Resolved Claims Distribution Notices under Article II, Section D3 of the Trust Agreement or pursuant to NRD Claims or Government Response Costs Distribution Notices under Article II, Section D4 of the Trust Agreement, the Corporate Trustee shall be responsible for (i) deducting or withholding, based on the Tax Information, any applicable U.S. federal withholding tax, (ii) timely and duly paying withheld taxes to the proper taxing authority in accordance with applicable U.S. tax law, and (iii) delivering to the Beneficiary, the proper tax authority or both the appropriate form or documentation reporting such withholding and the amount so withheld in accordance with applicable U.S. tax law, in accordance with the procedures outlined in Exhibit 2.
ARTICLE V.
Indemnification
     Actions taken pursuant to this Addendum (including the exhibits hereto) shall be indemnified to the same extent to which actions taken pursuant to the Trust Agreement would be indemnified under the Trust Agreement.
ARTICLE VI.
Change in Law
     The parties hereto understand that the procedures set forth herein for U.S. federal withholding and the reporting of payments on U.S. federal information returns are based on the Internal Revenue Code of 1986, as amended, applicable regulations issued thereunder, and administrative pronouncements and guidance, each as of the date hereof. Nothing in this Addendum shall prevent the Corporate Trustee or the Grantor from complying with applicable U.S. law or changes in the applicable U.S. tax law or administrative guidance (including changes in any applicable U.S. tax forms including but not limited to IRS Form W-9, IRS Form(s) W-8,

IRS Form 1099, IRS Form 1042-S, and IRS Form 945) that may occur after the effective date of this Addendum and the provisions of this Addendum shall be interpreted accordingly.
ARTICLE VII.
Amendments
     This Addendum may be amended in a writing signed by the Grantor and the Trustees; provided, however, that the Addendum, as amended, must continue to comply with the terms of Article IX, Section F4 of the Trust Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Addendum to the Trust Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated: February 14, 2011	BP EXPLORATION & PRODUCTION INC., as Grantor
	By:	/s/ James A. Dietz
		Name:	James A. Dietz
		Title:	Vice President & General Tax Officer

Dated:	JOHN S. MARTIN, JR., as Trustee

Dated:	KENT D. SYVERUD, as Trustee

Dated:	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
By:
		Name:	William Hearn
		Title:	President

Signature Page to Addendum to Deepwater Horizon Oil Spill Trust

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Addendum to the Trust Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated:	BP EXPLORATION & PRODUCTION INC., as Grantor
By:
Name:
Title:

Dated: 2/9/11	JOHN S. MARTIN, JR., as Trustee
/s/ John S. Martin, Jr.

Dated:	KENT D. SYVERUD, as Trustee

Dated:	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
By:
		Name:	William Hearn
		Title:	President

Signature Page to Addendum to Deepwater Horizon Oil Spill Trust

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Addendum to the Trust Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated:	BP EXPLORATION & PRODUCTION INC., as Grantor
By:
Name:
Title:

Dated:	JOHN S. MARTIN, JR., as Trustee

Dated: 2/9/11	KENT D. SYVERUD, as Trustee
/s/ Kent D. Syverud

Dated:	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
By:
		Name:	William Hearn
		Title:	President

Signature Page to Addendum to Deepwater Horizon Oil Spill Trust

     IN WITNESS WHEREOF, the Grantor and the Trustees have caused this Addendum to the Trust Agreement to be executed by their duly authorized representatives effective the date first above written and executed by each of them on the dates set forth below.

Dated:	BP EXPLORATION & PRODUCTION INC., as Grantor
By:
Name:
Title:

Dated:	JOHN S. MARTIN, JR., as Trustee

Dated:	KENT D. SYVERUD, as Trustee

Dated: 2/10/2011	CITIGROUP TRUST-DELAWARE, N.A., as Trustee
	By:	/s/ William Hearn
		Name:	William Hearn
		Title:	President

Signature Page to Addendum to Deepwater Horizon Oil Spill Trust

EXHIBIT 1
GCCF Paying Agent Arrangement
     Garden City Group, Inc. (the “GCCF Paying Agent”), acting as the paying agent for the Gulf Coast Claims Facility (the “GCCF”), a claims facility funded by the Deepwater Horizon Oil Spill Trust u/a/d August 6, 2010, John S. Martin, Jr., Kent D. Syverud and Citigroup Trust-Delaware, N.A. (the “Corporate Trustee”),Trustees (the “Trust”), has been instructed by the GCCF to implement the following procedures for U.S. federal tax information reporting and withholding as it makes payments from the Trust to Beneficiaries (as that term is defined in the Trust agreement):
1.	Each approved claim will include a mailing address and a U.S. taxpayer identification number (“TIN”).

2.	To the extent that a payment (or a portion of a payment) represents compensation for a physical injury and/or property damages, the payment (or the portion of the payment applicable to compensation for a physical injury and/or property damages) will not be reported on an Internal Revenue Service (“IRS”) Form 1099 or an IRS Form 1042-S and will not be subjected to withholding.

3.	All claims, or portions of claims, for other than physical injury and property damages will be deemed to be “reportable payments.”

4.	The GCCF Paying Agent will be responsible for reporting all reportable payments to the Beneficiaries and the IRS regardless of whether such payments are issued via checks cut and mailed by the GCCF Paying Agent or via the wiring of funds effected by the Corporate Trustee (or its designee) upon instruction from the GCCF Paying Agent.

5.	If a Beneficiary receiving a reportable payment is an entity and either its U.S. TIN begins with the numbers “98” or it has a mailing address outside the United States, before the claim is paid the GCCF Paying Agent will request that the Beneficiary furnish either appropriate valid IRS Form(s) W-8 or a valid IRS Form W-9.
a.	If the Beneficiary furnishes a valid IRS Form W-9, no withholding will be imposed on the payment and an IRS Form 1099-MISC will be issued reporting the payment to the Beneficiary and to the IRS.

b.	If the Beneficiary furnishes a valid IRS Form W-8ECI, no withholding will be imposed on the payment and an IRS Form 1042-S will be issued reporting the payment to the Beneficiary and to the IRS.

c.	If the Beneficiary furnishes a valid IRS Form W-8BEN with a valid treaty claim that reduces the withholding rate to 0%, no withholding will be imposed on the payment and an IRS Form 1042-S will be issued reporting the payment to the Beneficiary and to the IRS.

d.	If the Beneficiary furnishes a valid IRS Form W-8BEN with a valid treaty claim that reduces the withholding rate to less than 30% but more than 0%, a percentage equal to the proper withholding rate will be withheld from the payment and an IRS Form 1042-S will be issued reporting the payment and the tax withheld to the Beneficiary and to the IRS.

e.	If the Beneficiary furnishes a valid IRS Form W-8BEN without a valid treaty claim, 30% will be withheld from the payment and an IRS Form 1042-S will be issued reporting the payment and the tax withheld to the Beneficiary and to the IRS.

f.	If the Beneficiary furnishes a valid IRS Form W-8IMY, the GCCF Paying Agent will request that such Beneficiary furnish, from each of such Beneficiary’s “beneficial owners” (as defined in the applicable U.S. federal tax rules) IRS Forms W-8ECI and/or IRS Forms W-8BEN and/or IRS Forms W-9, as applicable. If such Beneficiary furnishes valid IRS Forms W-8ECI and/or IRS Forms W-8BEN, as applicable, then, for each of its “beneficial owners,” the amount which would have been withheld under 5(d) or 5(e) had the portion of the payment attributable to such “beneficial owner” been made to such “beneficial owner” will be withheld from the payment to the Beneficiary, and an IRS Form 1042-S will be issued reporting the payment and the tax withheld to the Beneficiary and to the IRS. If such Beneficiary furnishes valid IRS Forms to which 5(a), 5(b) or 5(c) would apply, no withholding will be imposed on the payment and an IRS Form 1099-MISC or IRS Form 1042-S, as applicable, will be issued reporting the payment to the Beneficiary and to the IRS; provided, however, that, in all instances, paragraph 9 shall continue to apply.

g.	If a Beneficiary fails to furnish appropriate valid IRS Form(s) W-8 or a valid IRS Form W-9, 30% will be withheld from the payment and an IRS Form 1042-S will be issued reporting the payment and the tax withheld to the Beneficiary and to the IRS.
6.	If a Beneficiary receiving a reportable payment provides a U.S. TIN which is clearly incorrect (e.g., it does not include nine digits or all digits in the TIN are the same number), before the claim is paid the GCCF Paying Agent will request that the Beneficiary furnish either appropriate valid IRS Form(s) W-8 or a valid IRS Form W-9.
a.	If the Beneficiary furnishes appropriate valid IRS Form(s) W-8 or a valid Form W-9, withholding and reporting will be governed by Sections 5(a) through 5(f) above.

b.	If the Beneficiary does not furnish appropriate valid IRS Form(s) W-8 or a valid IRS Form W-9 and does not meet the criteria outlined in Section 5, 28% will be withheld from the payment and, to the extent required by law, an IRS Form 1099 will be issued reporting the payment and the tax withheld to the IRS.
7.	All other reportable payments will not be subjected to withholding (except as noted in Section 8) and will be reported on IRS Forms 1099-MISC to the Beneficiary and to the

IRS.
Note: Payments to otherwise “exempt recipients” (as defined in the applicable U.S. federal tax rules) for purposes of IRS Form 1099-MISC reporting will be reported and no $600 threshold will be applied for purposes of determining whether or not a payment is reportable.
8.	If a Beneficiary requests withholding from a reportable payment, the GCCF Paying Agent will effect such withholding.

9.	If the GCCF Paying Agent receives a CP2100 or CP2100A Notice from the IRS notifying it of any missing or incorrect TINs on IRS Forms 1099-MISC reporting payments made on behalf of the Trust, the GCCF Paying Agent will follow the procedures outlined in IRS Publication 1281 (or any successor thereto) and report any future reportable payments to such Beneficiary, deduct or withhold the applicable U.S. federal tax on any future Reportable Payments to such Beneficiary, as required, and cause timely and due payment of withheld taxes to the U.S. Treasury in accordance with applicable U.S. tax law.

10.	All wire instructions sent by the GCCF Paying Agent to the Corporate Trustee (or the Lead Paying Agent (as that term is defined in the Trust agreement)) for payment to Beneficiaries will reflect the amounts to be paid to the Beneficiaries net of any tax required to be withheld.

11.	All information furnished by the GCCF Paying Agent to the Corporate Trustee (or the Lead Paying Agent) regarding payments made to Beneficiaries by check from the GCCF Paying Agent will reflect the amounts paid to the Beneficiaries net of any tax required to be withheld.

12.	Upon the withholding of any tax, the GCCF Paying Agent will instruct the Corporate Trustee (or the Lead Paying Agent) to deposit the applicable amount with the U.S. Treasury and will furnish any instructions needed to effect such deposit. The GCCF Paying Agent will file any requisite IRS Forms 945.

ACKNOWLEDGED AND AGREED TO: Garden City Group, Inc.
By:
Name:
Title:
Date:

EXHIBIT 2
Procedures for Deduction, Withholding, Payment of Withheld Taxes, and Reporting by the
Corporate Trustee
1.	The Corporate Trustee shall not, directly or indirectly through the Lead Paying Agent, report Nonreportable Payments (including payments to a Governmental Entity or Domestic Corporation) on an IRS Form 1099 or an IRS Form 1042-S and shall not deduct or withhold any U.S. federal tax from any such Nonreportable Payment.

2.	The Corporate Trustee shall, directly or indirectly through the Lead Paying Agent, report all Reportable Payments, deduct or withhold the applicable U.S. federal tax on any such Reportable Payments, and timely and duly pay withheld taxes to the U.S. Treasury in accordance with applicable U.S. tax law as follows:
a.	If the Corporate Trustee receives, as part of the Distribution Notice, a valid IRS Form W-9 for the Beneficiary, it shall not deduct or withhold any U.S. federal taxes on the Reportable Payment, and it shall report the Reportable Payment to the Beneficiary and to the IRS on an IRS Form 1099-MISC.

b.	If the Corporate Trustee receives, as part of the Distribution Notice, a valid IRS Form W-8ECI for the Beneficiary, it shall not deduct or withhold any U.S. federal taxes on the Reportable Payment, and it shall report the Reportable Payment to the Beneficiary and to the IRS on an IRS Form 1042-S.

c.	If the Corporate Trustee receives, as part of the Distribution Notice, a valid IRS Form W-8BEN for the Beneficiary with a valid treaty claim that reduces the withholding rate to 0%, it shall not deduct or withhold any U.S. federal taxes on the Reportable Payment, and it shall report the Reportable Payment to the Beneficiary and to the IRS on an IRS Form 1042-S.

d.	If the Corporate Trustee receives, as part of the Distribution Notice, a valid IRS Form W-8BEN for the Beneficiary with a valid treaty claim that reduces the withholding rate to less than 30% but more than 0%, it shall withhold from the payment a percentage of the Reportable Payment equal to the proper withholding rate, and it shall report the Reportable Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1042-S.

e.	If the Corporate Trustee receives, as part of the Distribution Notice, a valid IRS Form W-8BEN for the Beneficiary without a valid treaty claim, it shall withhold 30% from the Reportable Payment, and it shall report the Reportable Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1042-S.

f.	If the Corporate Trustee receives, as part of the Distribution Notice, a valid IRS Form W-8IMY for the Beneficiary and valid IRS Forms W-8ECI and/or IRS Forms W-8BEN and/or IRS Forms W-9, as applicable, for each of such Beneficiary’s “beneficial owners” (as defined in the applicable U.S. federal tax rules), it shall withhold, for each of the Beneficiary’s “beneficial owners,” the amount which the Corporate Trustee would have withheld under 2(d) or 2(e) above, had the Distribution Notice been for a Reportable Payment to such “beneficial owner” in an amount equal to the portion of the Reportable Payment attributable to such “beneficial owner”, and it shall report the Reportable Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1042-S. If such Beneficiary furnishes valid IRS Forms to which 2(a), 2(b) or 2(c) would apply, no withholding will be imposed on the payment and an IRS Form 1099-MISC or IRS Form 1042-S, as applicable, will be issued reporting the payment to the Beneficiary and to the IRS; provided, however, that, in all instances, 2(h) shall continue to apply.

g.	If the Corporate Trustee does not receive, as part of the Distribution Notice, appropriate valid IRS Form(s) W-8 or a valid IRS Form W-9, it shall not deduct or withhold any U.S. federal taxes on the Reportable Payment, and it shall report the Reportable Payment to the Beneficiary and to the IRS on an IRS Form 1099-MISC; provided, however, that:
i.	If (x) the Distribution Notice is provided by a GCCF Authorized Person pursuant to Article II, Section D2 of the Trust Agreement and (y) the Beneficiary receiving such Reportable Payment is an entity and either its U.S. TIN begins with the numbers “98” or it has a mailing address outside the United States, the Corporate Trustee shall follow the procedures outlined in the GCCF Agreement; provided that, if the GCCF Agreement has not been signed and agreed to as of the date of the Reportable Payment, the Corporate Trustee shall withhold 30% from the Reportable Payment, and it shall report the Reportable Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1042-S.

ii.	If (x) the Distribution Notice is provided by a GCCF Authorized Person pursuant to Article II, Section D2 of the Trust Agreement and (y) the Beneficiary receiving such Reportable Payment does not meet the criteria in (i) above and the Corporate Trustee does not receive, as part of the Distribution Notice, the Beneficiary’s U.S. TIN, the Corporate Trustee shall follow the procedures outlined in the GCCF Agreement; provided that, if the GCCF Agreement has not been signed and agreed to as of the date of the Reportable Payment, the Corporate Trustee shall withhold 28% or, if different, the applicable backup withholding rate, from the Reportable Payment, and, to the extent required by law, it shall report the Reportable Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1099.

iii.	If (x) the Distribution Notice is provided by a Grantor Authorized Person and (y) the Beneficiary receiving such Reportable Payment is an entity and either its U.S. TIN begins with the numbers “98” or it has a mailing address outside the United States, the Corporate Trustee shall withhold 30% from the Reportable Payment, and it shall report the Reportable

Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1042-S.

iv.	If (x) the Distribution Notice is provided by a Grantor Authorized Person and (y) the Beneficiary receiving such Reportable Payment does not meet the criteria in (iii) above and the Corporate Trustee does not receive, as part of the Distribution Notice, the Beneficiary’s U.S. TIN, the Corporate Trustee shall withhold 28% or, if different, the applicable backup withholding rate, from the Reportable Payment, and, to the extent required by law, it shall report the Reportable Payment and tax withheld to the Beneficiary and to the IRS on an IRS Form 1099.
h.	If the Corporate Trustee (or the Lead Paying Agent) receives a CP2100 or CP2100A Notice from the IRS notifying the Corporate Trustee (or the Lead Paying Agent) of a missing or incorrect TIN on an IRS Form 1099-MISC previously filed to report a Reportable Payment made to a Beneficiary, the Corporate Trustee shall follow the procedures outlined in IRS Publication 1281 (or any successor thereto) and report any future Reportable Payments to such Beneficiary, deduct or withhold the applicable U.S. federal tax on any future Reportable Payments to such Beneficiary, as required, and timely and duly pay withheld taxes to the U.S. Treasury in accordance with applicable U.S. tax law.

i.	Upon the withholding of any tax, the Corporate Trustee (or the Lead Paying Agent) shall deposit the applicable amount with the U.S. Treasury. The Corporate Trustee shall also file any requisite IRS Forms 945.